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                                                                     EXHIBIT 8


                    [LETTERHEAD OF VINSON & ELKINS L.L.P.]

                                October 15, 2001



Northern Border Partners, L.P.
1400 Smith Street
Houston, Texas  77002

Ladies and Gentlemen:

      We have acted as counsel to Northern Border Partners, L.P. (the "Partnership") in connection with the public offering (the "Offering") of 287,096 common units representing limited partner interests ("Common Units") in the Partnership by Cub Investment, LLC and Haddington/Chase Energy Partners (Bear Paw) LP (the "Selling Unitholders"). The Offering of such Common Units is under the Partnership's Registration Statement on Form S-3 (Registration No. 333-63566) (the "Registration Statement"), as supplemented by the Prospectus Supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the "Prospectus Supplement"). In connection therewith, we have reviewed the discussion (the "Discussion") set forth under the caption "Tax Considerations" in the Registration Statement, as supplemented by the discussion set forth under the caption "Prospectus Supplement Summary - Tax Considerations" in the Prospectus Supplement.

      The Discussion is accurate and complete in all material respects and constitutes our opinion, which is subject to the assumptions and qualifications set forth therein, as to the material tax consequences to purchasers of Common Units pursuant to the Offering. We assume no obligation to update this opinion.

      We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Partnership, the incorporation by reference of this opinion in the Registration Statement and the references to our firm and this opinion contained in the Prospectus Supplement forming a part of the Registration Statement. The issuance of this consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                    Very truly yours,

                                    /s/ Vinson & Elkins L.L.P.

                                    Vinson & Elkins L.L.P.